UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007


                                 BIOMETRX, INC.
             (Exact name of registrant as specified in its Charter)

        Delaware                           0-15807                31-1190725
----------------------------               -------           ------------------
(State or other jurisdiction            (Commission             (IRS Employer
 of incorporation)                       File No.)           Identification No.)


500 North Broadway, Suite 204, Jericho, New York                       11753
------------------------------------------------                       -----
(Address of principal executive offices)                             (Zip Code)


                                 (516) 937-2828
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

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Item 1.01 Entry into A Material Definitive Agreement

      BioMETRX, Inc. ("bioMETRX") entered into a Service Level Agreement with A2E Technologies ("A2E"), dated March 16, 2007 (the "Agreement"). Pursuant to the Agreement, A2E will provide engineering and development services to be utilized in bioMETRX' products. Under the terms of the Agreement, bioMETRX has committed to pay A2E two hundred thousand dollars ($200,000) annually for its services, payable fifty thousand dollars ($50,000) every three calendar months. In return for this commitment, A2E will provide its services to bioMETRX at a discounted rate. In addition to the cash payments, bioMETRX will also pay A2E $25 an hour in restricted stock, payable no later than 30 days following each three calendar month period. The number of shares will be determined by multiplying the number of hours billed by A2E during the three month period by twenty-five (25) and divided by the current market price of bioMETRX' common stock. The term of the Agreement is one (1) calendar year from the date of the Agreement.

      A copy of the Service Level Agreement is filed herewith as an exhibit to this Current Report.


Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

      10.1  Service Level Agreement dated March 16, 2007;


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




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BIOMETRX, INC.



                                 By: /s/ Mark Basile
                                     -------------------------------------------
                                     Mark Basile, CEO and President

Date: March 19, 2007




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